Exhibit 99.1
                                                                    ------------

                           For:               J.Crew Group, Inc.

                           Media Contact:     Owen Blicksilver Public Relations
                                              Owen Blicksilver  (516) 742-5950
                                              Marzena Jablonska  (718) 349-8899
For Immediate Release


              MILLARD S. Drexler to become Chairman, CEO of J.Crew
                      AND MAKE AN INVESTMENT IN THE COMPANY
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                        Jeff Pfeifle To Become President

          NEW YORK (January 27, 2003) - J.Crew Group, Inc. today announced that Millard S. Drexler, former CEO of Gap, Inc. has been appointed Chairman and CEO, effective immediately. Drexler will also make a personal capital investment in J.Crew.

          Drexler, 58, joined Gap, Inc. as president of the Gap division in 1983, was named president of Gap, Inc., four years later, and CEO in 1995. In addition to the Gap brands, Gap, Inc.'s retail operations include Old Navy, and Banana Republic. Prior to joining Gap, Inc., he was President and CEO at Ann Taylor. He retired from Gap, Inc. last September.

          In addition, Jeff Pfeifle, 44, executive vice president - product and design at Old Navy, has been named President of J.Crew, effective immediately. Pfeifle, who joined Gap, Inc. in 1993 as vice president - men's product and design for Banana Republic, was named to his current position two years later. Previously, he was director of merchandising for Ralph Lauren.

          In connection with the Drexler appointment, J.Crew said that Emily Woods, the company's chairman, will relinquish the title but will remain a member of the Board of Directors and an investor in the company. In addition, Ken Pilot, the company's CEO, will resign.

          In a statement, the J.Crew Board of Directors said: "We're pleased to welcome Mickey Drexler as an investor and the new head of J.Crew. He is one of a very elite group of highly respected and successful retailing executives, and we believe that he, Jeff and their team will be instrumental in the turnaround at J.Crew. While we hoped Ken would have stayed, we understand his decision to resign and appreciate his contributions during his four months as CEO."

          "I have always admired and respected J.Crew and its position in the marketplace," Drexler said. "I look forward to the challenge."

          Drexler and Texas Pacific, the company's majority shareholder, will invest $20 million in the company in the form of an exchangeable debt instrument.

          J.Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories. As of November 30, 2002, the Company operated 152 retail stores, the J.Crew catalog business, jcrew.com, and 43 factory outlet stores

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company's products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company's goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company's Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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